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                                                                    EXHIBIT 10.1



                            WEALTHY HOLDINGS LIMITED


                              CONSULTANCY AGREEMENT
                                       FOR
                               ALEXANDER M.K. NGAN


         Wealthy Holdings Limited, a corporation organized under the laws of the British Virgin Islands (the "Company") agrees with you as follows:

         1. POSITION AND RESPONSIBILITIES.

                  1.1 The Company will engage you and you shall serve as a consultant to the Company and shall provide business advice to the Company relating to the Company's business affairs in China (excluding Hong Kong) and the United States of America ("USA"). You shall perform such services in China and in the USA. You shall not perform such services in Hong Kong.

                  1.2 You will, to the best of your ability, devote your best efforts to the performance of your services hereunder and the business and affairs of the Company. You agree to perform such consulting duties as may be assigned to you by the Company's Board of Directors from time to time. You will be assigned such facilities and support staff necessary for you to perform the consulting duties. 1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

         2. TERM OF CONSULTANCY; TERMINATION.

                  2.1 The effective date of this Agreement is May 8, 1998 ("Effective Date").

                  2.2 Unless otherwise mutually agreed in writing, this Agreement and your engagement by the Company pursuant to this Agreement shall be terminated on the earliest of:

                            (a) your death, or any illness, disability or other
incapacity in such a manner that you are physically rendered unable regularly to perform your duties hereunder for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period;

                            (b) the date that is three (3) months after written
notice of termination of this Agreement from the Company to you or you to the Company; or

                            (c) three (3) years from the date hereof.



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                  2.3 The determination regarding whether you are physically unable regularly to perform your duties under (a) above shall be made by the Board of Directors. Your inability to be physically present on the Company's premises shall not constitute a presumption that you are unable to perform such duties.

                  2.4 Any notice required to be given pursuant to this Section 2 shall be given in accordance with the provisions of Section 9 hereof. The exercise of either party's right to terminate this Agreement pursuant to subsection (b) above shall not abrogate the rights and remedies of the terminating party regarding the breach, if any, giving rise to such termination.

                  2.5 Your consultancy may be immediately terminated by the Company in the sole discretion of the Company's Board of Directors, if it determines that you have been convicted of any felony or of any crime involving moral turpitude or dishonesty, or have participated in any fraud against the Company, or have breached your duties to the Company, or have wrongfully disclosed any trade secrets or other confidential information of the Company, or have breached this Agreement.

                  2.6 If your consultancy is terminated by the Company in accordance with this Agreement, you will have no right to work during the period of notice provided hereunder (although the Company will have power to require you to do so) provided that the Company provides you pay in lieu of such notice.

         3. COMPENSATION:

                  3.1 For each year of your engagement under this Agreement, during each of the first eleven months you shall receive a consulting fee of Seventeen Thousand Five Hundred U.S. Dollars (U.S. $17,500) and for the twelfth month you shall receive a fee which is double this amount, or Thirty-Five Thousand U.S. Dollars (U.S. $35,000), subject to increase as determined in the sole discretion of the Company's Board of Directors, and payable in installments in accordance with Company policy. The fee to be paid you for the first eleven months of each year shall be referred to herein as the "Basic Monthly Fee."

                  3.2 You shall be entitled to time off during the term of this Agreement consistent with the Company's standard practice for its consultants.

                  3.3 In the event your consultancy is terminated due to a "Change in Control" of the Company (defined below), in exchange for a general release of all claims against the Company and all persons and entities affiliated with it (the form of which must be satisfactory to the Company), the Company will pay you an additional fee as follows:

                            (a) The Company will pay you the Basic Monthly Fee
applicable as of the date of the termination for a period of thirteen (13) months following any such termination.

                            (b) For purposes of this Agreement, a "Change of
Control" shall mean (a) a merger or consolidation of the Company with, or any sale of all or substantially



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all of the assets of the Company to, any other person, corporation or entity, unless as a result of such merger, consolidation or sale of assets the holders of the Company's voting securities prior thereto hold at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving or successor corporation after such transaction; or (b) any event or series of events at the conclusion of which the stockholders of the Company shall cease to beneficially own at least fifty percent (50%) of the outstanding equity interest in the Company.

         4. OTHER ACTIVITIES.

                  4.1 During the consultancy period, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company or its associated group companies (the "Group"), its business or prospects, financial or otherwise.

                  4.2 During the term of your consultancy with the Company and for a period of two (2) years following termination of your consultancy with the Company, you will not, either directly or through others, solicit or attempt to solicit any employee of the Group, or any independent contractor who performs forty (40) or more hours per month of services for the Group, to terminate his or her relationship with the Group in order to become an employee, consultant or independent contractor to or for any other person or entity.

         5. REPRESENTATIONS.

                  5.1 You represent and warrant that your engagement as a consultant by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. You represent and warrant that you do not possess confidential information arising out of any prior engagement which, in your best judgment, would be utilized in connection with your engagement by the Company, except in accordance with agreements between your former employer and the Company.

                  5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any former employer might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers (except in accordance with agreements between the Company and any such former employer); but during your engagement as a consultant by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain.

         6. GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the British Virgin Islands. You hereby expressly consent to the non-exclusive jurisdiction of the British Virgin Islands



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courts for any lawsuit filed there against you by the Company arising from or related to this Agreement.

         7. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or by you.

         8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         9. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

         10. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         11. COMPLETE AGREEMENT; AMENDMENTS. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

         12. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         13. ATTORNEY FEES. If either party hereto brings any action to enforce its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.



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                                            WEALTHY HOLDINGS LIMITED



                                            By: /s/ Feather Fok
                                                --------------------------------
                                            Date: August 10,1998
                                                 -------------------------------

Accepted and agreed this
10th day of August, 1998.


/s/  ALEXANDER M.K. NGAN
----------------------------
ALEXANDER M.K. NGAN



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